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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below appoints and constitutes George F. Horner, III his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to execute any and all amendments to this Report on Form 10-K and to file the same, together with all exhibits thereto, with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and to furnish copies of the same to the Republic of Italy Commissione Nazionale per le Societa e le Boras, Borsa Italiana, S.p.A. and such other agencies, offices and persons as may be required by applicable law (including any applicable Italian law or legal custom), granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JAMES H. CAVANAUGH, PH.D. James H. Cavanaugh, Ph.D.	Chairman of the Board of Directors	March 3, 2003
/s/ GEORGE F. HORNER III George F. Horner III	President, Chief Executive Officer (and principal accounting officer) and Director	March 3, 2003
/s/ CLAUDIO QUARTA, PH.D. Claudio Quarta, Ph.D.	Chief Operating Officer and Director	March 3, 2003
Ubaldo Livolsi, Ph.D.	Director	March , 2003
/s/ FRANCESCO PARENTI, PH.D. Francesco Parenti, Ph.D.	Chief Scientific Officer and Director	March 3, 2003
Constantino Ambrosio, Ph.D.	Chief of Manufacturing and Director	March , 2003
/s/ CHRISTOPHER T. WALSH, PH.D Christopher T. Walsh, Ph.D	Director	March 3, 2003
/s/ DAVID V. MILLIGAN, PH.D David V. Milligan, Ph.D	Director	March 3, 2003
/s/ DOV A. GOLDSTEIN, M.D. Dov A. Goldstein, M.D.	Vice President, Finance and Chief Financial Officer	March 3, 2003

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  Exhibit 24.1
POWER OF ATTORNEY